EXHIBIT 5.1







                                December 16, 1998


Corgenix Medical Corporation
12061 Tejon Street
Westminster, Colorado 80234


      Re:   Sale  of  Common  Stock  Pursuant  to  Registration  Statement  on
            Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Corgenix Medical Corporation (the "Company") in connection with the registration by the Company of 500,000 shares of Common Stock, $.001 par value (the "Shares"), described in the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission concurrently herewith. The Shares have been or may be issued by the Company pursuant to the Company's Employee Stock Purchase Plan or the Company's Stock Compensation Plan(collectively, the "Plans"), which provides for the possible issuance of shares of Common Stock of the Company in accordance with the respective Plans. In such connection we have examined certain corporate records and proceedings of the Company, including actions taken by the Company's Board of Directors in respect of the authorization and issuance of the Shares, and such other matters as we deemed appropriate.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of capital stock of the Company.

      We hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

                                       Very truly yours,


                                       DAVIS, GRAHAM & STUBBS LLP


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